                                                                  EXHIBIT NO. 21
                                                                  --------------

              Subsidiaries of the Armstrong World Industries, Inc.
                             As of December 31, 2001

The following is a list of subsidiaries of the Armstrong World Industries, Inc. as of the date hereof, omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Armstrong World Industries, Inc. is owned 100% by Armstrong Holdings, Inc., which also owns 100% of Armstrong Worldwide, Inc.

                                                                       Jurisdiction of
AWI Domestic Subsidiaries                                               Incorporation.
-------------------------                                              ---------------
Armstrong Cork Finance Corporation                                     Delaware
Armstrong Enterprises, Inc.                                            Vermont
Armstrong Realty Group, Inc.                                           Pennsylvania
Armstrong Ventures, Inc.                                               Delaware
Armstrong Wood Products, Inc.                                          Delaware
Armstrong World Industries Asia, Inc.                                  Nevada
Armstrong World Industries (Delaware) Inc.                             Delaware
Armstrong World Industries (India) Inc.                                Nevada
Armstrong World Industries Latin America, Inc.                         Nevada
Armstrong.com Holding Company                                          Delaware
AWI Licensing Company                                                  Delaware
AWI (Nevada), Inc.                                                     Nevada
Charleswater Products, Inc.                                            Delaware
Chemline Industries, Inc.                                              Delaware
Desseaux Corporation of North America                                  Delaware
Interface Solutions Holding, Inc. (35% owned; holds Armstrong's        Delaware
  interest in Interface Solutions, Inc.)
Nitram Liquidators, Inc.                                               Delaware
Worthington Armstrong Venture (50%-owned unincorporated
  affiliate)

AWI Foreign Subsidiaries
------------------------
AIPB SPRL                                                              Belgium
Alphacoustic (UK) Limited                                              United Kingdom
Armstrong (Floor) Holdings, B.V.                                       Netherlands
Armstrong (Floor) Holdings Ltd.                                        United Kingdom
Armstrong (Japan) K.K.                                                 Japan
Armstrong (Singapore) Pte. Ltd.                                        Singapore
Armstrong (U.K.) Investments                                           United Kingdom
Armstrong Architectural Products S.L.                                  Spain
Armstrong Building Products                                            United Kingdom
Armstrong Building Products B.V.                                       Netherlands
Armstrong Building Products Company (Shanghai) Ltd.                    PRC
Armstrong Building Products G.m.b.H.                                   Germany
Armstrong Building Products S.A.                                       France
Armstrong Building Products S.r.l.                                     Italy
Armstrong DLW AG                                                       Germany
Armstrong Europa G.m.b.H.                                              Germany
Armstrong Europe Services                                              United Kingdom
Armstrong FSC, Ltd.                                                    Bermuda
Armstrong Floor Products Europe G.m.b.H.                               Germany
Armstrong Floor Products Europe Ltd.                                   United Kingdom

AWI Foreign Subsidiaries
------------------------
Armstrong Floor Products Europe Ltd. (Rep Office)                Spain
Armstrong Floor Products Europe S.a.r.l.                         France
Armstrong Metal Ceilings Limited                                 United Kingdom
Armstrong Metalldecken Holdings AG                               Switzerland
Armstrong World do Brasil Ltda.                                  Brazil
Armstrong World Industries (Australia) Pty. Ltd.                 Australia
Armstrong World Industries (China) Ltd.                          PRC
Armstrong World Industries (H.K.) Limited                        Hong Kong
Armstrong World Industries (India) Pvt. Ltd.                     India
Armstrong World Industries (Thailand) Ltd.                       Thailand
Armstrong World Industries AB                                    Sweden
Armstrong World Industries Canada Ltd.                           Canada
Armstrong World Industries Holding G.m.b.H.                      Germany
Armstrong World Industries Ltd.                                  United Kingdom
Armstrong World Industries Mauritius                             Mauritius
Armstrong World Industries Pty. Ltd.                             Australia
Armstrong World Industries de Mexico, S.A. de C.V.               Mexico
Liberty Commercial Services Ltd.                                 Bermuda
Tapijtfabriek H. Desseaux N.V.                                   Netherlands

                                                                  EXHIBIT NO. 21
                                                                  --------------

                    Subsidiaries of Armstrong Holdings, Inc.
                             as of December 31, 2001

Armstrong Holdings, Inc.'s subsidiaries include all of the Armstrong World Industries, Inc. subsidiaries, plus Armstrong World Industries, Inc. (Pennsylvania) and its direct parent company, Armstrong Worldwide, Inc. (Delaware).